UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 5, 2006
                                                           ------------

                          Navstar Media Holdings, Inc.
                          -----------------------------
               (Exact name of registrant as specified in charter)

            Nevada                     000-50340               752980786
            -------                    ----------              ---------
 State or other jurisdiction     (Commission File Number)      (IRS Employer
     of incorporation)                                       Identification No.)

                         26, Chaowai Road, Suite A2205,
                    Chaoyang District, Beijing, 100020, China
                    -----------------------------------------
                    (Address of principal executive offices)

               Registrant's telephone number, including area code:

                            Phone:011-86-10-85653268
                             Fax: 011-86-10-85653223


                         Premier Document Services, Inc.
                         -------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 8.01    Other Events

The registrant announced today that it has begun to provide content to the largest out-of-home digital TV media group in Beijing. Navstar's subsidiary, Happy Times, has signed a contract to offer two daily programs to BAMC City TV Co.("City TV") in Beijing. City TV is the largest out-of-home TV media operator in Beijing, with over 5,000 digital TV panels installed in office buildings, hotels, stores and other commercial locations. City TV has the only license to offer non-commercial content to the out-of-home TV media in Beijing. They transmit media content through DVB-T digital TV network systems which can instantly update and change the content offering.

City TV is the only out-of-home TV media licensed by the Beijing Olympic Committee to offer Olympic related content in Beijing and is expected to install approximately 20,000 public display TV panels by 2008. Navstar is one of the only three content providers to receive a contract from City TV. This marks an important step in Navstar's strategy of breaking into new media fields. Navistar also continues to grow its traditional TV program offerrings.

Steve Sun, Navstar Senior Vice President stated, "We are very excited to provide daily TV programs to City TV, the largest new TV media group in Beijing. This broadens our customer base and attests to our ability to create and provide content for new media and expand our operations. We intend to leverage our traditional TV content creation and production to launch into new media to extend our value chain and the useful life of our content products while scaling our product delivery. The media world is undergoing dramatic changes in China.Navstar is well-positioned to capitalize on these changes. This contract to provide content to City TV is only the first step in our aggressive strategy of growth."

Certain statements in this press release that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may be identified by the use words such as "anticipate," "believe," "expect," "future," "may," "will," "would," "should," "plan," "projected," "intend," and similar expressions. Such forward-looking statements, involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. All the unaudited numbers and data provided in this press release are based on estimates according to the knowledge of the Company and may be subject to changes that are beyond the control of the Company. The Company's future operating results are dependent upon many factors, including but not limited to the Company's ability to: (i) obtain sufficient capital or a strategic business arrangement to fund its expansion plans; (ii) build the management and human resources and infrastructure necessary to support the growth of its business; (iii) competitive factors and developments beyond the Company's control; and (iv) other risk factors discussed in the Company's periodic filings with the Securities and Exchange Commission, which are available for review at www.sec.gov under "Search for Company Filings."




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Item 9.01   Exhibits.


     99.1   Press Release




                                   SIGNATURES

     Pursuant to the Requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  Navstar Media Holdings, Inc.
                                                        (Registrant)

                                                     /s/ Ranny Liang
                                                     -----------------
                                                       (Signature)
Date:  July 5, 2006                                    Ranny Liang








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